Exhibit 10.3

Amendment No. 1 to Employment Agreement

          This Amendment No. ] to the Employment Agreement dated June 26, 2004 (the “Agreement”) between Deerfield Capital Management LLC (“DCM”) and Luke Knecht (“Employee”) is dated August 18, 2006. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

          In consideration of DCM’s continued employment of Employee and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, DCM and Employee hereby agree to amend the Agreement as follows:

          1. Term.

          (a) The introductory language of Section I and the first sentence of Section 1 (a) of the Agreement are deleted in their entirety and replaced with the following:

          “1. Employment. Deerfield hereby continues to employ Employee as Senior Managing Director, Chief Operating Officer, and Chief Risk Officer. Employee hereby agrees to continue such employment and agrees to perform the duties and responsibilities hereunder in accordance with the terms and conditions hereinafter set forth.

          (a) Term. The term of Employee’s employment under this Agreement began on July 22, 2004 and shall conclude on July 22, 2009, unless sooner terminated according to Section 3 (the “Term”).”

          (b) The brackets and the footnote in Section 1 (b) of the agreement are deleted in their entirety.

2. Base Salary. Section 2(a) of the Agreement is deleted in its entirety and replaced with the following:

“(a) Base Salary. From and after August 5, 2005, Employee shall receive a base salary of no less than $400,000 per year (the “Base Salary”), payable in accordance with the payroll practices of Deerfield as in effect from time to time.”

3. Bonus. The text of Section 2(b) of the Agreement beginning with “; provided, however” is deleted in its entirety and replaced with the following:

“. Notwithstanding the foregoing, with respect to each fiscal year completed during the Term, commencing with the 2006 fiscal year, Employee’s total bonus(es) for each such year shall be no less than $375,000 (the “Guaranteed Bonus”). If this Agreement is not renewed or otherwise extended after July 22,2009, Employee shall receive a pro-rated Guaranteed Bonus for 2009, in the amount of $208,561.”

4. Termination.

          (a) Section 3(a)(i) of the Agreement is amended to replace both occurrences of the phrase “the day preceding the third anniversary of the Effective Date” with “July 21, 2009”.

          (b) Section 3(a)(ii)(A) of the Agreement is amended to replace the phrase “the third anniversary of the Effective Date” with “July 22, 2009” and Section 3(a)(ii)(B) is deleted in its entirely and replaced with the following: “Deerfield shall pay to Employee the Guaranteed Bonus in accordance with the normal payroll and bonus payment practices of Deerfield, but in no event later than 90 days following the end of the relevant fiscal period.” Section 3(a)(ii) is also amended by adding the following sentence after the end of the first sentence: “(For the avoidance of doubt, if such termination occurs in 2009, Employee shall receive a pro-rated portion of the Guaranteed Bonus.)”

          (c) Section 3(b)(ii)(B) of the Agreement is amended to change “commission” to “admission to or conviction”.

          (d) Section 3(b)(ii)(C) of the Agreement is amended to add “and known to Employee” after the phrase “applicable to Employee”.

          (e) Section 3(b)(ii)(D) of the Agreement is amended to add “provided such policies are known to employee” after the phrase “applicable to Employee”.

          (f) Section 3(b)(ii)(G) of the Agreement is amended to add “materially” after the phrase “determined to be” and to change “discretion” to “judgment”.

          (g) Section 3(c) of the Agreement is amended to add the following at the end of the second sentence: “,and the pro-rated portion of the Guaranteed Bonus specified in Section 2(b) for the year in which the termination occurs.”

5. Non-Competition.

          (a) Section 6(a) of the Agreement is amended:

          (i) to replace all three occurrences of the phrase “the day preceding the third anniversary of the Effective Date” with “July 21, 2009”; and

          (ii) to replace each occurrence of the phrase “the third anniversary of the Effective Date” other than the three occurrences referenced in Section 6(a) above with “July 22, 2009”.

(b) Section 6(b)(v) of the Agreement is amended to add the following to the beginning of said section: “if Employee is terminated with Cause,”.

          6. Except as expressly amended herein, all terms and provisions of the Agreement shall remain in full force and effect.

          The parties have executed this Amendment No. 1 to Employment Agreement as of the date set forth above.

/s/ Luke Knecht
Luke Knecht

Deerfield Capital Management LLC

By: /s/ Gregory Sachs
Name: Gregory Sachs
Title: CEO